SUB-ITEM 77C - SUBMISSION OF MATTERS TO A VOTE OF
SECURITY HOLDERS
FEDERATED PREMIER MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders (Common Shares and Preferred Shares) was held on September 24, 2004.
On July 14, 2004, the record date for shareholders voting at the meeting, there were 6,114,021 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
Election of three Class I Trustees - Common Shares and
Preferred Shares:
1. John F. Donahue
For

Withheld
Authority
to Vote
6,004,795

77,912

2. Thomas G. Bigley
For

Withheld
Authority
to Vote
6,008,795

73,912

3. John T. Conroy, Jr.
For

Withheld
Authority
to Vote
6,008,945

73,762

An Annual Meeting of Fund shareholders (Preferred Shares) was held on September 24, 2004. On July 14, 2004, the record date for shareholders voting at the meeting, there were 2,147 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
Election of Two Trustees - Preferred Shares only:
1. Peter E. Madden
For

Withheld
Authority
to Vote
1,995

0

2. John S. Walsh
For


Withheld
Authority
to Vote
1,995

0

The following Trustees of the Fund continued their terms
 as Trustees of the Fund: Nicholas P. Constantakis,
John F. Cunningham, J. Christopher Donahue, Lawrence D.
 Ellis, M.D.,  Charles F. Mansfield, Jr.,  John E.
Murray, Jr., J.D. and Marjorie P. Smuts.


Continued from previous page
Continued on following page
*
*



	- 2 -

		PGHLIB-1515772.1-MTHOMPSO  1/28/05 11:27 AM